EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of the report of Caturano and Company, P.C. (whose name has since been changed to Caturano and Company, Inc.), dated March 16, 2010 relating to the consolidated financial statements of Omega Flex, Inc. and subsidiaries for the year ended December 31, 2009, included in this Form 10-K, into the Company’s previously filed Registration Statement on Form S-8 (File No. 333-135515).

/s/ Caturano & Company, Inc.

CATURANO & COMPANY, INC.

Boston, Massachusetts
March 9, 2011